Exhibit 10.1

Assignment and Assumption Agreement

[COD Management, LLC]

Dated as of October [___], 2022

This Assignment and Assumption Agreement (this “Assignment”) is entered into as of the date first set forth above (the “Assignment Date”), by and among (i) Renown Pharmaceuticals, LLC (“Assignor”) and (ii) Orchard Tails, LLC, a Delaware limited liability company (“Assignee”). Each of Assignee and Assignor may be referred to herein collectively as the “Parties” and separately as a “Party.” This Assignment is joined by COD Management, LLC (“Seller”) for purposes of evidencing the agreement and consent of Seller to the transactions set forth here.

WHEREAS, Assignor and Seller at the parties to that certain Purchase Agreement, dated as of September 23, 2022 (the “Purchase Agreement”); and

WHEREAS, Assignor now desires to assign to Assignee the Purchase Agreement, and all of Assignor’s right, title and interest in the Purchase Agreement, such that Assignee shall be the “Buyer” for all purposes of the Purchase Agreement; and

WHEREAS, Seller consents to such assignment;

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Assignment. Effective as of the Assignment Date, Assignor hereby assigns, transfers and conveys to Assignee the Purchase Agreement and any and all of Assignor’s right, title and interest in and to the Purchase Agreement including, without limitation, all rights, benefits and advantages of the Assignor to be derived therefrom and all burdens, obligations and liabilities to be derived thereunder, in consideration of the premises set forth herein and the premises and consideration as set forth in the Agreement. Hereafter, Assignor disclaims any further interest in the Purchase Agreement, and Assignee shall be the “Buyer” for all purposes of the Purchase Agreement, and the Purchase Agreement is hereby deemed amended to the extent required to give effect thereto.

2. Acceptance and Indemnification. Assignee hereby expressly accepts the assignment and transfer of the Purchase Agreement and promises to observe and perform all services and obligations required under the Purchase Agreement, for as long as the Purchase Agreement remains in full force and effect. Assignee hereby expressly assumes all of Assignor’s rights and obligations related to the Purchase Agreement in accordance with the terms and conditions hereof and thereof. Following the Assignment Date, Assignee shall be the “Buyer” pursuant to the Purchase Agreement.

3. Further Actions. Each Party covenants and agrees that they will each, from time to time, at the request of the other Party, execute and deliver to the other Party any and all other and further instruments and perform any and all further acts reasonably necessary to vest in Assignee the right, title and interest in or to the Purchase Agreement.

4. Joinder. Seller consents to the assignment and assumption of the Purchase Agreement as set forth herein, as evidenced by its signature below.

5. Miscellaneous

(a)	Complete Agreement. This Assignment and the Purchase Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior agreements, understanding or representations pertaining to the subject matter hereof, whether oral or written.

(b)	Governing Law. This Assignment shall be governed by, enforced, and construed under and in accordance with the laws of the State of Michigan without regard to the principles of conflict of laws thereof.

1

(c)	Amendment; Waiver. This Assignment may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by all of the Parties. No waiver by any Party of the performance of any obligation by the other shall be effective unless in writing and no such waiver be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition.

(d)	No Assignment or Delegation. This Assignment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Assignment, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Assignment or the transactions contemplated herein, or to pursue any claim for any breach or default of this Assignment, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(e)	Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following page]

2

IN WITNESS WHEREOF, the Parties hereto have executed this Assignment as of the Assignment Date.

Assignor: Renown Pharmaceuticals, LLC

By: Golden Developing Solutions, Inc.

Its: Manager

By: /s/ Stavros Triant

Name: Stavros Triant

Title: Chief Executive Officer

Assignee: Orchard Tails, LLC

By: /s/ Stavros Triant

Name: Stavros Triant

Title: Manager

Agreed and accepted:

COD Management, LLC

By: ____________________________

Name: __________________________

Title: ___________________________

3